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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                       Rolling Pin Kitchen Emporium, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                13-1421571
 --------------------------------------     ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

 4264 Winters Chapel Road, Building B
          Atlanta, Georgia                               30360
 --------------------------------------                ----------
(Address of Principal Executive Offices)               (Zip Code)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the following box.                  [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), please check the following box.                  [ ]

Securities Act registration statement file number to which
 this form relates:                                                 333-63527
                                                                   -----------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class              Name of Each Exchange on Which Each Class
to be so Registered                        is to be Registered
--------------------             -----------------------------------------

       None                                         None
--------------------                        -----------------


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of Class)


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Item 1   Description of Registrant's Securities to be Registered.

                  The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), is incorporated herein by reference to the Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 16, 1998, as amended.

Item 2   Exhibits.

a. Amended and Restated Certificate of Incorporation of the Registrant, is incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on September 16, 1998.

b. Amended and Restated Bylaws of the Registrant are incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement of Form SB-2 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on September 16, 1998.

c.       Form of certificate for the Registrant's Common Stock.











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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      ROLLING PIN KITCHEN EMPORIUM, INC.



Date:    November 30, 1998            By: /S/  JOHN D. CRITSER
                                          --------------------------------------
                                          John D. Critser
                                          Chief Executive Officer and President







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                                  EXHIBIT INDEX


 EXHIBIT
  NUMBER                           DESCRIPTION
----------                     ------------------

     *1         Description of the Registrant's Common Stock to be registered.

      2         Form of Certificate for the Registrant's Common Stock.

     *3         Amended and Restated Certificate of Incorporation.

     *4         Amended and Restated Bylaws.

-------------

* Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on September 16, 1998.




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